                  FIFTH AMENDMENT TO CREDIT AGREEMENT
                      DATED AS OF FEBRUARY 6, 1996

                This FIFTH AMENDMENT TO CREDIT AGREEMENT dated as of February 6, 1996 (this "AMENDMENT") to the Credit Agreement dated as of April 6, 1995, as amended by that certain First Amendment and Waiver dated as of August 9, 1995 (the "FIRST AMENDMENT"), that certain Second Amendment dated as of September 7, 1995 (the "SECOND AMENDMENT"), that certain Third Amendment and Limited Waiver dated as of September 29, 1995 (the "THIRD AMENDMENT") and that certain Fourth Amendment and Limited Waiver to Credit Agreement and First Amendment to Security Documents dated as of October 13,1995 (the "FOURTH AMENDMENT") (as so amended, the "CREDIT AGREEMENT"), is by and among CORAM HEALTHCARE CORPORATION, a Delaware corporation ("CORAM"), CORAM, INC., a Delaware corporation (the "Borrower") and a wholly owned subsidiary of Coram, EACH SUBSIDIARY GUARANTOR (as defined in the Credit Agreement) listed on Exhibit A hereto, THE FINANCIAL INSTITUTIONS PARTY THERETO (the "LENDERS") and CHEMICAL BANK, as agent for the Lenders (in such capacity the "ADMINISTRATIVE AGENT"), as collateral agent for the Lenders (in such capacity, the "COLLATERAL AGENT") and as fronting bank (in such capacity, the "FRONTING BANK"). Capitalized terms used herein without definition shall have the respective meanings assigned in the Credit Agreement.

                                    RECITALS
                                    --------

                WHEREAS, Coram and Borrower have requested Lenders to, among other things, amend the Credit Agreement to modify certain financial covenants and prepayment provisions as provided herein; and

                WHEREAS, subject to the terms and conditions contained herein, Lenders have agreed to such amendments;

                NOW, THEREFORE, in consideration of the premises and the mutual agreements, provisions and covenants herein contained, the Borrower, Coram, the Subsidiary Guarantors and the Lenders hereby agree, on the terms and subject to the conditions set forth herein, as follows:

                                   AGREEMENT
                                   ---------

                SECTION 1.  AMENDMENTS TO ThE CREDIT AGREEMENT

                1.1     AMENDMENTS TO ARTICIE I: DEFINITIONS.
                        ------------------------------------

                A. Section 1.01 of the Credit Agreement is hereby amended by inserting the following definitions therein in proper alphabetical order:

                "'CASH EQUIVALENT' shall mean, as of any date of determination,
       (a) commercial paper and marketable securities maturing within one year of such date, (b) demand deposits, time deposits, overnight deposits, money market deposits, certificates of deposit, bankers' acceptances and other similar investments maturing or subject to withdrawal without significant penalty within one year of such date, (c) repurchase agreements and reverse repurchase agreements maturing within one year of such date relating to items described in clauses (a) and (b) above, and
       (d) investments in money market accounts or funds substantially all of whose assets are comprised of items described in clauses (a) through (c) above."

                "'EXCESS CASH AMOUNT' shall mean, as of any date of determination, the amount (if any) by which the aggregate amount of cash and Cash Equivalents of Coram and its Subsidiaries as of such date of determination exceeds the applicable Specified Cash Amount."

                "'NET RECEIVABLES PROCEEDS' shall mean the cash proceeds (including cash proceeds subsequently received in respect of noncash consideration initially received after the Closing Date and amounts initially placed in escrow that subsequently become available) from any collection, sale, transfer or other disposition of, or realization upon, any accounts receivable of Coram, the Borrower or any Subsidiary that have been written off, net of (A) selling expenses of the Borrower or any Subsidiary (including reasonable broker's or consultant's fees or commissions, reasonable legal costs, transfer and similar taxes and the Borrower's good faith estimate of income taxes incurred in connection with the receipt of such cash proceeds) and (B) costs of collecting the applicable accounts receivable actually and reasonably incurred by Coram, the Borrower or any Subsidiary."

                "'REVISED AMENDMENT PROJECTIONS' shall have the meaning assigned to that term in Section 6.12."

                "'Specified Cash Amount' shall mean, as of any date of determination during any period set forth below, the corresponding amount set forth below:

                Period                     Amount
                ------                     ------
        January 1, 1996 through and     $30,000,000
         including March 31, 1996

        April 1, 1996 through and       $30,000,000
         including June 30, 1996

        July 1, 1996 through and        $25,000,000
         including September 30,1996

        October 1, 1996 through and     $20,000,000"
         including December 31, 1996

                B. Section 1.01 of the Credit Agreement is hereby further amended by deleting the definition of "Fourth Amendment Projections" contained therein.

                1.2     Amendments to Article II: The Credits.
                        -------------------------------------

                Section 2.12 of the Credit Agreement is hereby amended by inserting the following subsections at the end thereof:

                        "(i) The Borrower shall apply all Net Receivables
                Proceeds promptly upon receipt thereof to prepay Term Borrowings (and, after the Term Loans have been paid in full, Revolving Credit Borrowings) outstanding at the time of such receipt. The Borrower will deliver to the Administrative Agent (a) at the time of each prepayment required under this paragraph (b), a certificate signed by a Financial Officer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment and on the date on which a Responsible Officer of the Borrower becomes aware that such prepayment will be made, a notice of such prepayment. Such certificate shall also describe in reasonable detail the accounts receivable giving rise to the applicable prepayment event and a reasonably detailed calculation of the Net Receivables Proceeds therefrom.

                        (j) Not later than 5 Business Days after the end of each fiscal month of the Borrower, the Borrower shall (i) calculate the Excess Cash Amount for such fiscal month and shall apply 100% of the Excess Cash Amount to prepay Term Borrowings (and, after the Term Loans have been paid in full, Revolving Credit Borrowings) and (ii) deliver to the Administrative Agent a certificate signed by any Financial Officer of the Borrower setting forth the amount, if any, of Excess Cash Amount for such fiscal month and the calculation thereof in reasonable detail."

                1.3     Amendments to Article VI: Negative Covenants.
                        --------------------------------------------

                A. Section 6.12 of the Credit Agreement is hereby amended and restated in its entirety as follows:

                "SECTION 6.12. Net Revenues. Permit aggregate Net Revenues, as reported in the consolidated statement of revenues delivered pursuant to subsection 5.04(l)(iii) and calculated on the same basis as in the projected financial statements contained in the Revised 1996 Base Plan presented to the Lenders at the lender meeting on December 13, 1995 (the "Revised Amendment Projections"), for any period set forth below to be less than the corresponding amount set forth below:

                     Period                       Amount
                     ------                       ------
        December 1, 1995 - January 31, 1996    $89,400,000
        January 1, 1996 - February 29,1996      90,500,000
        February 1,1996 - March 31, 1996        91,000,000
        March 1,1996 - April 30, 1996           91,500,000
        April 1, 1996 - May 31, 1996            92,615,000
        May 1, 1996 - June 30, 1996             93,172,000
        June 1,1996 - July 31, 1996             93,243,000
        July 1,1996 - August 31, 1996           93,803,000
        August 1, 1996 - September 30,1996      93,960,000
        September 1,1996- October 31, 1996      92,837,000
        October 1, 1996 - November 30,1996      92,144,000
        November 1,1996 - December 31, 1996     92,144,000
        December 1,1996 - January 31,1997       92,144,000
        January 1, 1997 - February 28,1997      92,144,000

; provided that upon the sale or other disposition by any Subsidiary of the Borrower of its interest in any Lithotripsy Partnership, the amount set forth above in this Section 6.12 for the periods subsequent to such sale or disposition shall be automatically reduced by the applicable amounts set forth in Part I of Annex VI to the Fourth Amendment for the corresponding periods to adjust for the effect of such sale or other disposition."

                B. Section 6.13 of the Credit Agreement is hereby amended and restated in its entirety as follows:

                "SECTION 6.13. Recurring EBITDA. Permit Recurring EBITDA, as reported in the consolidated profit/loss statements delivered pursuant to Section 5.04(l)(iii) and calculated on the same basis as in the Revised Amendruent Projections, for any period set forth below to be less than the corresponding amount set forth below:


                        Period                    Amount
                        ------                    ------
        November 1, 1995 - December 31, 1995    (3,103,000)
        December 1, 1995 - January 31,1996      (3,555,000)
        January 1, 1996 - February 29,1996         853,000
        February 1,1996 - March 31, 1996         1,941,000
        March 1, 1996 - April 30,1996            3,164,000
        April 1, 1996 - May 31, 1996             4,288,000
        May 1, 1996 - June 30, 1996              4,742,000
        June 1, 1996 - July 31, 1996             6,442,000
        July 1, 1996 - August 31, 1996           8,364,000
        August 1, 1996 - September 30,1996       8,931,000
        September 1,1996 - October 31, 1996      9,175,000
        October 1,1996 - November 30,1996        9,737,000
        November 11 1996 - December 31, 1996    10,493,000
        December 1, 1996 - January 31, 1997     10,493,000
        January 1, 1997 - February 28,1997      10,493,000

; provided that if the consolidated profit/loss statement delivered pursuant to
Section 5.04(l)(iii) with respect to any period ending on or before December 31, 1995 indicate that Recurring EBITDA for any applicable period is less than the corresponding amount set forth above, the Borrower shall have an additional period of 30 days after delivery of such statement to review the calculation of Recurring EBITDA and make any appropriate corrections or adjustments to such consolidated profit/loss statement and provide such recalculation of Recurring EBITDA to the Administrative Agent and the Lenders at the end of such 30 days period and, provided further that upon the sale or other disposition by any Subsidiary of the Borrower of its interest in any Lithotripsy Partnership, the amounts set forth above in this Section 6.13 for the periods subsequent to such sale or disposition shall be automatically reduced by the applicable amounts set forth in Part II of Annex VI to the Fourth Amendment for the corresponding periods to adjust for the effect of such sale or other disposition."

                C. Section 6.14 of the Credit Agreement is hereby amended by deleting the phrase "Fourth Amendment Projections" contained therein and substituting therefor the phrase "Revised Amendment Projections."

                D. Section 6.15 of the Credit Agreement is hereby amended and restated in its entirety as follows:

                "SECTION 6.15. Cash Disbursements. Permit the aggregate total uses from operations on a consolidated basis for Coram and its Subsidiaries, as reported in the statements of consolidated receipts and disbursements delivered pursuant to Section 5.04(1)(i) and calculated on the same basis as in the Revised Amendment Projections, for any period set forth below to exceed the corresponding amount set forth below:


                       Period                    Amount
                       ------                    ------
        December 1, 1995 - January 31, 1996    $94,500,000
        January 1, 1996 - February 29,1996      92,200,000
        February 1, 1996 - March 31, 1996       94,600,000
        March 1, 1996 - April 30,1996           89,365,000
        April 1, 1996 - May 31, 1996            82,310,000
        May 1, 1996 - June 30, 1996             81,949,000
        June 1,1996 - July 31, 1996             82,191,000
        July 1, 1996 - August 31,1996           82,008,000
        August 1, 1996 - September 30,1996      81,182,000
        September 1, 1996 - October 31,1996     80,091,000
        October 1, 1996 - November 30, 1996     79,279,000
        November 1, 1996 - December 31, 1996    78,237,000
        December 1,1996 - January 31, 1997      78,237,000
        January 1,1997 - February 28,1997       78,237,000

; provided that, the maximum disbursements permitted pursuant to this Section
6.14 for the periods subsequent to any sale or disposition by any Subsidiary of the Borrower of its interest in any Lithotripsy Partnership shall be automatically reduced by the applicable amounts set forth in Part III of Annex VI to the Fourth Amendment for the corresponding periods if, after giving effect to such sale or other disposition, the aggregate percentage revenues represented by such sold or disposed Lithotripsy Partnerships (calculated in accordance with the percentages set forth in Part III of Annex VI) exceeds 33.3% and provided further, that if net revenues are in excess of the base plan contained in the Fourth Amendment Projections, this subsection may, subject to the prior written consent of the Required Lenders (it being understood and agreed that no Lender shall have any obligation to grant such consent), be adjusted to the disbursement levels of the upside plan contained in the Fourth Amendment Projections."

                SECTION 2.  CONDITIONS TO EFFECTIVENESS

                Section 1 of this Amendment shall become effective only upon the satisfaction of all of the foLlowing conditions (the date of satisfaction of such conditions being referred to herein as the "AMENDMENT EFFECTIVE DATE"):

                A. AMENDMENT DOCUMENTS. The Administrative Agent shall have received a counterpart of this Amendment, duly executed and delivered by an authorized officer of Coram, the Borrower, each Subsidiary Guarantor and Required Lenders.

                B. REPRESENTATIONS AND WARRANTIES, The representations and warranties contained in the Credit Agreement, as amended by this Amendment, (as so amended, the "AMENDED AGREEMENT") shall be true, correct and complete in all material respects on and as of the Amendment Effective Date to the same extent as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have beem true, correct and complete in all material respects on and as of such earlier date.


        SECTION 3.  REPRESENTATIONS AND WARRANTIES

        Each of Coram, the Borrower and each of the Subsidiary Guarantors represents and warrants to each of the Lenders that:

        A. The execution, delivery and performance of this Amendment by each of the Loan Parties party hereto (a) have been duly authorized by all requisite corporate and, if required, stockholder action and (b) will riot (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of Coram, the Borrower or any other Loan Party, (B) any order of any Governmental Authority or (C) any provisions of any indenture, agreement or other instrument to which any Loan Party is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets of any Loan Party.

        B. Each Loan Party has all requisite corporate power and authority to enter into this Amendment Document and to carry out the transactions contemplated by, and perform its obligations hereunder and, with respect to Coram and the Borrower, the Amended Agreement. This Amendment has been duly executed and delivered by each Loan Party party hereto and this Amendment and the Amended Agreement constitute the legal, valid and binding obligations of each Loan Party party thereto enforceable against each such Loan Party in accordance with its terms.



        SECTION 4.  APPLICABLE LAW

        THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

        SECTION 5.  NO NOVATION

        Except as expressly set forth,herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of any party under the Credit Agreement, the First Amendment, the Second Amendment, the Third Amendment (including, without limitation, rights under the access letter delivered pursuant to Section 4.A of the Third Amendment) or the Fourth Amendment, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, the First Amendment, the Second Amendment, the Third Amendment or the Fourth Amendment, all of which are ratified and affirmed in all respects and shall continue in full force and effect. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein.

        Each Loan Party acknowledges and agrees that (i) each of the Guarantee Agreements and Security Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution and effectiveness of this Amendment and (ii) all Obligations outstanding under the Amended Agreement on the date hereof are owing without defense, offset or counterclaim of any kind.


        SECTION 6.  RELEASE

        Although Coram, the Borrower and the Subsidiary Guarantors do not believe that they have any claims against Administrative Agent, Collateral Agent, the Fronting Bank, or any of the Lenders, each is willing to provide such parties with a general and total release of all such claims in consideration of the benefits which the Loan Parties will receive pursuant to this Amendment. Accordingly, each Loan Party, for itself, each of its Subsidiaries and any successor of such Loan Party or such Subsidiary, hereby knowingly, voluntarily, intentionally and irrevocably releases and discharges Administrative Agent, Collateral Agent, the Fronting Bank, each Lender (including each Overline Lender) and each of their respective officers, directors, agents, affiliates and counsel (each a "RELEASEE") from any and all actions, causes of action, suits, sums of money, controversies, variances, trespasses, damages, judgments, extents, executions, losses, liabilities, costs, expenses, debts, dues, demands, obligations or other claims of any kind whatsoever, in law, admiralty or equity, which such Loan Party or any of its Subsidiaries ever had, now have or hereafter can, shall or may have against any Releasee for, upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to the Amendment Effective Date; provided however, that nothing contained in this release shall be construed to waive or alter any right of the Loan Parties to claims that may arise hereafter under sections 542, 543, 544, 545, 547, 548 and 551 of the Federal Bankruptcy Code.

        SECTION 7.  COUNTERPARTS; EFFECTIVENESS

        The Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Amendment. This Amendment (other than the provisions of Section 1 which shall become effective as provided in Section 2 hereof) shall become effective upon execution of a counterpart hereof by the Borrower, Coram, each Subsidiary Guarantor, each Lender and authorization of delivery of such counterparts.


        SECTION 8.  MISCELLANEOUS

        A. The Borrower acknowledges that all costs, fees and expenses as described in subsection 9.05 of the Credit Agreement, or otherwise provided for under the Loan Documents, incurred with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of the Borrower.

        B. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

                  [Remainder of page intentionally left blank.]

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


                                     CORAM HEALTHCARE CORPORATION


                                     By: /s/ Richard M. Smith
                                       --------------------------
                                       Name: Richard M. Smith
                                       Title: Chief Financial Officer


                                     CORAM, INC.


                                     By: /s/ Richard M. Smith
                                       --------------------------
                                       Name: Richard M. Smith
                                       Title: Chief Financial Officer


                                     EACH SUBSIDIARY GUARANTOR LISTED
                                     ON EXHIBIT A


                                     By: /s/ Richard M. Smith
                                       --------------------------
                                       Name: Richard M. Smith
                                       Title: Chief Financial Officer


                                     CHEMICAL BANK, indIvidually and as
                                     Administrative Agent, Collateral Agent and
                                     Fronting Bank


                                     By: /s/ Lenard Weiner
                                       --------------------------
                                       Name: Lenard Weiner
                                       Title: Vice President

                          BANK OF IRELAND GRAND CAYMAN


                          By: /s/ John Cusack
                             -------------------------
                             Name: John Cusack
                             Title: Assistant Vice President


                          THE BANK OF NOVA SCOTIA


                          By: /s/ D.N. Gillespie
                             -------------------------
                             Name: D.N. Gillespie
                             Title: Assistant General Manager


                          BANK POLSKA KASA OPIEKI, S.A.


                          By: /s/ William A. Shea
                             -------------------------
                             Name: William A. Shea
                             Title: Vice President Senior Lending
                                    Officer


                          BHF - BANK AKTIENGESELLSCHAFT
                          (F/K/A Berliner Handels-Und
                          Frankfurter Bank Grand Cayman Branch)


                          By: /s/ Evon Contos             /s/ Robert Suehnholy
                             -------------------------    --------------------
                             Name: Evon Contos            Robert Suehnholy
                             Title: Vice President        Senior Vice President

                          CERBERUS PARTNERS, LP.
                          By:
                             -------------------------
                             Name:
                             Title:

                                      CHL HIGH YIELD LOAN PORTFOLIO
                                      (a Unit of Chemical Bank),


                                      By: /s/ James Ferguson
                                         -------------------------
                                         Name: James Ferguson
                                         Title: Managing Director


                                      CREDIT LYONNAIS CAYMAN ISLAND
                                      BRANCH


                                      By: /s/ Alan Sidrane
                                         -------------------------
                                         Name: Alan Sidrane
                                         Title: Authorized Signature


                                      THE FIRST NATIONAL BANK OF BOSTON


                                      By:
                                         -------------------------
                                         Name:
                                         Title:


                                      FIRST UNION NATIONAL BANK OF NORTH
                                      CAROLINA


                                      By: /s/ Ann M. Dodd
                                         -------------------------
                                         Name: Ann M. Dodd
                                         Title: Senior Vice President

                                        THE MITSUBISHI BANK, LIMITED
                                        CHICAGO BRANCH


                                        By: /s/ Nobory Kobayashi
                                           -------------------------
                                           Name: Nobory Kobayashi
                                           Title: Joint General Manager


                                        NATIONSBANK OF TEXAS, N.A.


                                        By: /s/ Charles A. Karr
                                           -------------------------
                                           Name: Charles A. Karr
                                           Title: Senior Vice President


                                        NOMURA HOLDING AMERICA, INC.


                                        By:
                                           -------------------------
                                           Name:
                                           Title:


                                        PEARL STREET


                                        By: /s/ Robert J. O'Shea
                                           -------------------------
                                           Name: Robert J. O'Shea
                                           Title: Authorized Signer


                                        ThE SUMITOMO TRUST & BANKING
                                        COMPANY, LTD., NEW YORK BRANCH


                                        By: /s/ Suraj P. Bhatia
                                           -------------------------
                                           Name: Suraj P. Bhatia
                                           Title: Senior Vice President
                                                  Manager Corporate Finance
                                                  Department

                                        WHIPPOORWILL ASSOCIATES, INC.


                                        By: /s/ Shelby S. Werner
                                           -------------------------
                                           Name: Shelby S. Werner
                                           Title: Managing Director

                                   EXHIBIT A

                                SUBSIDIARIES OF
                         CORAM HEALTHCARE CORPORATION(1)

A.      CORAM HEALTHCARE CORPORATION SUBSIDIARIES:

T (2) Medical, Inc.

Curaflex Health Services, Inc.

HealthInfusion, Inc.

H.M.S.S., Inc.

Medisys, Inc.

B.      T (2) MEDICAL, INC. SUBSIDIARIES:

Coram Homecare of Minnesota, Inc., formerly known as Coram Healthcare Corporation of Virginia, formerly known as Atlantic Coast Home Therapeutics, Inc.

Coram Healthcare Corporation of Maryland, formerly
 Baltimore Home Therapeutics, Inc.

Columbia Home Therapeutics, Inc.

Coram Healthcare Corporation of New Hampshire, formerly known as Columbus Home Therapeutics, Inc.

Coram Healthcare Corporation of Alabama, formerly known as Alabama Home Therapeutics, Inc.

Coram Homecare of Arizona, Inc., formerly known as Coram Healthcare Corporation of Asheville, formerly known as Asheville Home Therapeutics, Inc.

Coram Homecare of Michigan, Inc., formerly known as Coram Healthcare Corporation of Central Florida, formerly known as Home Therapeutics of Florida, Inc.

Coram Homecare of Virginia, Inc., formerly known as Coram Healthcare Corporation of Central Virginia, formerly known as Central Virginia Horne Therapeutics, Inc.

- -----------------

        (1) Effective upon consummation of the Caremark Acquisition

Coram Healthcare Corporation of North Carolina, formerly known as Coram Healthcare Corporation of Charlotte, formerly known as North Carolina Home Therapeutics, Inc.

Coram Healthcare Corporation of Connecticut, formerly known as Connecticut Home Therapeutics, Inc.

Curaflex Health Services, Inc., formerly known as
 Coram Healthcare Corporation of Georgia, formerly known as Georgia Home Therapeutics, Inc.

Coram Healthcare Corporation of Virginia, formerly known as Coram Healthcare Corporation of Greater Washington, D.C., formerly known as Potomac Home Therapeutics, Inc.

Coram Healthcare Corporation of Iowa, formerly known as Iowa Home Therapeutics, Inc.

Coram Healthcare Corporation of Mississippi, formerly known as Mississippi Home Therapeutics, Inc.

Coram Healthcare Corporation of New Jersey, formerly known as Northern New Jersey Home Therapeutics, Inc.

Coram Healthcare Corporation of Northern California, formerly known as Lifesource, Inc.

Coram Healthcare Corporation of Northern Nevada, formerly known as TPN, Inc.

Coram Healthcare Corporation of Ohio, formerly known as Coram Healthcare Corporation of Northern Ohio, formerly known as Cleveland Home Therapeutics, Inc.

Coram Healthcare Corporation of Oklahoma, formerly known as Tulsa Home Therapeutics, Inc.

Coram Healthcare Corporation of Rhode Island, formerly known as Rhode Island Home Therapeutics, Inc.

Coram Healthcare Corporation of Southern Florida, formerly known as Southwest Florida Home Therapeutics, Inc.

Coram Healthcare Corporation of Southern Ohio, formerly known as Tri-State Home Therapeutics, Inc.

Coram Healthcare Corporation of Tennessee, formerly known as Knoxville Home Therapeutics, Inc.

Coram Homecare of Wisconsin, Inc., formerly known as Coram Healthcare Corporation of Shenandoah Valley, formerly known as Shenandoah Home Therapeutics, Inc.

Coram Healthcare Corporation of Washington, formerly known as Puget Sound Homc Therapeutics, Inc.

Coram Healthcare Corporation of Western Florida, formerly known as Sarasota Home Therapeutics, Inc.

Coram Homecare of Nebraska, Inc., formerly known as Coram Healthcare Corporation of Western Kentucky, formerly known as Western Kentucky Home Therapeutics, Inc.

Coram Healthcare Corporation of West Virginia, formerly known as Southern West Virginia Home Therapeutics, Inc.

Coram Healthcare Corporation of Pennsylvania, formerly known as Delaware Valley Home Therapeutics, Inc.

Greater New York Home Therapeutics, Inc.

Heritage Medical Services of Georgia, Inc. (2)

Coram Healthcare Corporation of Illinois, formerly known as Hunter Home Therapeutics, Inc.

Coram Healthcare Corporation of Indiana, formerly known as Indiana Home Therapeutics, Inc.

Intracare Holdings Corporation

Coram Healthcare Corporation of Louisville, formerly known as Kentucky Home Therapeutics, Inc.

Litho Center Southwest, Inc. (3)

Coram Healthcare Corporation of Colorado, formerly known as Meridian Home Therapeutics, Inc.

Coram Healthcare Corporation of Maine, formerly known as Merritt Home Therapeutics, Inc.

- ----------------
      (2) Wholly owned subsidiary of T (2) Uthotripter Investment, Inc.

      (3) Wholly owned subsidiary of T (2) Uthotripter Investment of Texas, Inc.

Coram Healthcare Corporation of Idaho, formerly known as Metropolitan Home Therapeutics II, Inc.

Coram Healthcare Corporation of wiscorsin, formerly known as Milwaukee Home Therapeutics, Inc.

Minnesota Home Therapeutics, Inc.

Coram Healthcare Corporation of Louisiana, formerly known as New Orleans Home Therapeutics, Inc.

Coram Healthcare Corporation of Greater New York, formerly known as New York Home Therapeutics, Inc.

Coram Healthcare Corporation of South Carolina, formerly known as Piedmont Home Therapeutics, Inc.

Coram Healthcare Corporation of Oregon, formerly known as Piedmont Home Therapeutics IV, Inc.

Coram Homecare of South Carolina, Inc., formerly known as Professional Home Nursing, Inc.

Coram Homecare of Northern California, formerly known as River City Nursing, Inc.

Servicetrends, Inc.

Coram Healthcare Corporation of Texas, formerly known as Southeast Home Therapeutics, Inc.

Coram Healthcare Corporation of Kansas, formerly known as Southeast Home Therapeutics IV, Inc.

Coram Healthcare Corporation of Arizona, formerly known as Southern Arizona Home Therapeutics, Inc.

Coram Healthcare Corporation of San Diego, formerly known as Southern California Home Therapeutics, Inc.

Coram Healthcare Corporation of Nebraska, formerly known as Space Coast Home Therapeutics, Inc.

Coram Healthcare Corporation of Missouri, formerly known as St. Louis Home Therapeutics, Inc.

Coram Healthcare Corporation of Michigan, formerly known as Triad Home Therapeutics, Inc.

Coram Healthcare Corporation of New Mexico, formerly known as Tri-State Home Therapeutics III, Inc.

T (2) Uthotripter Investment, Inc.

T (2) Uthotripter Investment of Indiana, Inc. (4)

Coram Healthcare Corporation of Delaware, formerly known as T (2) Medical Investments, Inc.

Coram Homecare of Kansas, Inc., formerly known as Utah Home Therapeutics, Inc.

C.      CURAFLEX HEALTH SERVICES, INC. SUBSIDIARIES:

Caremark Pharmacy Services, Inc., formerly known as Pharmcor, Inc.

CHC of New York, Inc. (5)

Clinical Homecare Corporation (6)

Comprehensive Pharmacy Home IV Services, Inc.

Coram Alternate Site Services, Inc.,
 formerly Curaflex Infusion Services, Inc.

Coram Healthcare Corporation of North
 Texas, formerly known as Continuecare/Curaflex
 Health Services, Inc.

Coram Healthcare Corporation of Southern California

Coram Healthcare Corporation of Southern Nevada

Coram Healthcare Corporation of Utah,
 formerly known as Curaflex Home Solution, Inc.

Coram Healthcare Corporation of Massachusetts

- --------------
        (4) Wholly owned subsidiary of T (2) Uthotripter Investments, Inc.
        (5) Wholly owned subsidiary of Clinical Homecare Corporation.
        (6) Wholly owned subsidiary of Curaflex Clinical Services, Inc.

Coram Healthcare Corporation of New York, formerly known as Curaflex of New York, Inc.

HomeLine, Inc.

New Jersey Living Center, Inc.

Orion Medical Services, Inc.

Stratogen of Florida, Inc.

Stratogen of Palm Beach, Inc.

Stratogen of Rhode Island, Inc.

D.      MEDYSIS, INC. SUBSIDIARIES:

American Home Therapies, Inc. [to be
 changed to Coram Healthcare of Missouri]

Coram Homecare of Illinois, Inc., formerly known as CareVan HomeCare of Illinois, Inc.

CareVan Medical Systems of Ohio, Inc. (7)

Coram Healthcare Corporation of Minnesota, formerly known as CareVan Medical Systems, Inc.

PharmCare, Inc.

E.      HEALTHINFUSION, INC. SUBSIDIARIES:

Dickson Research Group, Inc., formerly
 known as Dickson Gabbay Corporation

First Circle, Inc. (8)

HealthInfusion of Mid-Atlantic, Inc.

Hospicenter of Texas, Inc.

F.      H.M.S.S. SUBSIDIARIES:

- -------------------
        (7) 88.2% owned by Medysis, Inc.

        (8) Ceased operations 12/94.

Coram Homecare of Texas, Inc., formerly
 known as Coram Healthcare Corporation of Texas, formerly known as H.M.S.S. of Texas, Inc.

H.M.S.S. Infusion Affiliates, Inc.

H.M.S.S. Infusion Affiliates of Jacksonville, Inc.




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